NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

Viad Corp Reports 2024 SECOND Quarter Results

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Strong second quarter results exceed prior guidance
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GES show performance and client spend remain strong; raising full year outlook
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Pursuit experiencing stronger guest demand; wildfires in Jasper bring uncertainty to full year outlook

SCOTTSDALE, August 6, 2024 -- Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing, today reported results for the 2024 second quarter.

Steve Moster, Viad’s President and Chief Executive Officer, commented, “We delivered very strong second quarter results that exceeded our expectations. Both Pursuit and GES have seen significant demand for our extraordinary experiences and achieved remarkable results. Pursuit's 14% revenue growth during the quarter was largely driven by strong performance from our attractions, with a 15% increase in visitors at higher effective ticket prices. GES continues to deliver solid profitable growth primarily from stronger high-margin corporate client spending and disciplined cost management.”

Financial Highlights

	Three months ended June 30,
(in millions, except per share data)	2024	2023	$ Change	% Change

Revenue	$378.5	$320.3	$58.2	18.2%
Pursuit Revenue	101.2	88.5	12.7	14.4%
GES Revenue	277.3	231.8	45.5	19.6%
Net Income Attributable to Viad	$29.3	$11.0	$18.4	**
Adjusted Net Income*	29.2	11.8	17.4	**
Diluted EPS Attributable to Viad	$0.97	$0.33	$0.64	**
Adjusted Diluted EPS*	0.97	0.36	0.61	**
Consolidated Adjusted EBITDA*	$64.3	$42.9	$21.5	50.1%
Pursuit Adjusted EBITDA*	23.7	19.5	4.2	21.5%
GES Adjusted EBITDA*	44.4	26.8	17.6	65.4%
Corporate Adjusted EBITDA*	(3.8)	(3.5)	(0.3)	(8.5%)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the “Investors” section of our website, and in the financial tables accompanying this press release.

Second Quarter Results

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Revenue of $378.5 million increased $58.2 million (18.2%) from the 2023 second quarter.
o
Pursuit revenue of $101.2 million increased $12.7 million (14.4%) year-over-year due to growth across our collections of properties, with particularly strong demand for our attractions and contribution from Flyover Chicago (opened March 2024).
o
GES revenue of $277.3 million increased $45.5 million (19.6%) year-over-year primarily due to new client wins and continued underlying growth.

▪
Net income attributable to Viad of $29.3 million increased $18.4 million and adjusted net income* of $29.2 million improved $17.4 million from the 2023 second quarter primarily due to stronger business performance from both GES and Pursuit, partially offset by higher depreciation expense.
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Consolidated adjusted EBITDA* of $64.3 million increased $21.5 million from the 2023 second quarter.
o
Pursuit adjusted EBITDA* of $23.7 million increased $4.2 million year-over-year primarily due to stronger revenue and improved margin.
o
GES adjusted EBITDA of $44.4 million increased $17.6 million year-over-year primarily driven by higher revenue and significant margin expansion.

Cash Flow and Balance Sheet Highlights

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Our cash flow from operations was an inflow of about $20 million for the second quarter.
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Our capital expenditures for the second quarter totaled approximately $17 million, comprising $14.4 million for Pursuit (inclusive of about $6 million for growth projects) and $2.7 million for GES.
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Our debt proceeds (net) totaled $2.5 million for the second quarter.
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Our total liquidity was $128.4 million at June 30, 2024, comprising cash and cash equivalents of $49.0 million and $79.4 million of capacity available on our revolving credit facility.
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Our debt was $490.9 million, and our net leverage ratio was 2.4 at the end of the second quarter.

Jasper Wildfire Update

As we previously reported by 8-K, Jasper National Park was closed and evacuated on July 22, 2024, and a wildfire entered the Jasper townsite on July 24, 2024. The Municipality of Jasper reported that about 70% of the town, including homes, businesses, and hotels were thankfully untouched by fire and are intact. All critical municipal infrastructure was successfully protected, and power is being restored as authorities work to safely re-open the town.

All Pursuit hotels and experiences in the Jasper townsite, as well as our Pyramid Lake Lodge, Miette Mountain Cabins, and Maligne Lake Boat Cruise were not reached by the fire and remain intact. Our known property losses have been limited to the Maligne Canyon Wilderness Kitchen, a restaurant and retail operation about 3 miles outside the town of Jasper.

The majority of the park, including the town of Jasper, remains closed as authorities continue work to control the fire and restore critical services to the Jasper townsite. Parks Canada communicated that if current conditions continue, visitor services in the park are expected to resume September 3, 2024.

We are working with our insurance carriers to determine the extent of potential recoveries from our policies, which will be highly fact determinative based on what we learn when we and our insurance adjusters are able to access our properties.

2024 Outlook

Steve Moster, Viad’s President and Chief Executive Officer, said, “Given our stronger than expected performance during the first half of 2024 and the favorable underlying demand trends we are seeing, we were prepared to raise our full year guidance. However, following the Jasper wildfire activity, which resulted in the temporary closure of our properties in the area, we are providing revised guidance for Pursuit that estimates the potential impact. For GES, we are raising our full year Adjusted EBITDA guidance range by $5 million.”

Our guidance for Viad consolidated, Pursuit, and GES is below. Pursuit's guidance range assumes Jasper National Park re-opens on September 3 and is subject to change due to the evolving wildfire situation. We will update as appropriate during the third quarter.

(in millions)	Third Quarter	Full Year
Viad Consolidated
Revenue	$418 to $463	Up high-single digits
Adjusted EBITDA	$87 to $105	$151 to $176
Cash flow from Operations	$70 to $80	$80 to $100
Capital Expenditures	$14 to $19 (including growth capex of ~$4)	$65 to $70 (including growth capex of ~$20)
Effective Tax Rate	11% to 12%	28% to 29%
Pursuit
Revenue	$160 to $185	In line with prior year
Adjusted EBITDA	$75 to $90	$80 to $95
GES
Revenue	$258 to $278	Up low-double digits
Adjusted EBITDA	$15 to $19	$85 to $95

Conference Call Details

Management will host a conference call to review second quarter 2024 results on Tuesday, August 6, 2024, at 5 p.m. (Eastern Time).

The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 153001.

To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=e6b43f98&confId=68140. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the access code 573476.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the “Investors” section of our website prior to the conference call. We will refer to this presentation during the call.

About Viad

Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is a global attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations. Pursuit’s elevated hospitality experiences enable visitors to discover and connect with world-class attractions, distinctive lodges, and engaging tours in stunning national parks and renowned global travel locations, in addition to experiencing our collection of Flyover Attractions in the vibrant cities of Vancouver, Reykjavik, Las Vegas, and Chicago.

GES is a global exhibition services and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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the importance of key members of our account teams to our business relationships;
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our ability to manage our business and continue our growth if we lose any of our key personnel;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;
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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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sufficiency and cost of insurance coverage; and
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

VIAD CORP

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Revenue:
Pursuit	$101,201	$88,474	$12,727	14.4%	$138,432	$121,137	$17,295	14.3%
GES:
Spiro	99,132	80,368	18,764	23.3%	160,380	140,730	19,650	14.0%
GES Exhibitions	180,977	154,534	26,443	17.1%	356,817	324,031	32,786	10.1%
Inter-segment eliminations	(2,772)	(3,065)	293	9.6%	(3,594)	(4,796)	1,202	25.1%
Total GES	277,337	231,837	45,500	19.6%	513,603	459,965	53,638	11.7%
Total	$378,538	$320,311	$58,227	18.2%	$652,035	$581,102	$70,933	12.2%

Segment operating income (loss):
Pursuit	$12,638	$9,811	$2,827	28.8%	$(11,193)	$(9,301)	$(1,892)	-20.3%
GES:
Spiro	17,517	8,279	9,238	**	21,518	11,453	10,065	87.9%
GES Exhibitions	23,282	15,354	7,928	51.6%	34,639	25,764	8,875	34.4%
Total GES	40,799	23,633	17,166	72.6%	56,157	37,217	18,940	50.9%
Total	$53,437	$33,444	$19,993	59.8%	$44,964	$27,916	$17,048	61.1%
Corporate eliminations	16	16	-	0.0%	32	32	-	0.0%
Corporate activities (Note A)	(5,422)	(3,511)	(1,911)	(54.4%)	(9,855)	(6,676)	(3,179)	-47.6%
Gain on sale of ON Services	-	(204)	204	(100.0%)	-	(204)	204	-100.0%
Restructuring (charges) recoveries	825	(192)	1,017	**	709	(645)	1,354	**
Other expense, net	(442)	(448)	6	1.3%	(880)	(979)	99	10.1%
Net interest expense	(12,585)	(12,356)	(229)	(1.9%)	(24,430)	(24,605)	175	0.7%
Income (loss) from continuing operations before income taxes	35,829	16,749	19,080	**	10,540	(5,161)	15,701	**
Income tax expense (Note B)	(5,851)	(5,028)	(823)	(16.4%)	(6,738)	(4,450)	(2,288)	-51.4%
Income (loss) from continuing operations	29,978	11,721	18,257	**	3,802	(9,611)	13,413	**
Income (loss) from discontinued operations	900	(143)	1,043	**	833	(201)	1,034	**
Net income (loss)	30,878	11,578	19,300	**	4,635	(9,812)	14,447	**
Net income attributable to noncontrolling interest	(1,807)	(903)	(904)	**	(884)	(505)	(379)	-75.0%
Net loss attributable to redeemable noncontrolling interest	240	286	(46)	(16.1%)	443	409	34	8.3%
Net income (loss) attributable to Viad	$29,311	$10,961	$18,350	**	$4,194	$(9,908)	$14,102	**

Amounts Attributable to Viad:
Income (loss) from continuing operations	$28,411	$11,104	$17,307	**	$3,361	$(9,707)	$13,068	**
Income (loss) from discontinued operations	900	(143)	1,043	**	833	(201)	1,034	**
Net income (loss)	$29,311	$10,961	$18,350	**	$4,194	$(9,908)	$14,102	**

Income (loss) per common share attributable to Viad (Note C):
Basic income (loss) per common share	$0.98	$0.33	$0.65	**	$0.01	$(0.66)	$0.67	**
Diluted income (loss) per common share	$0.97	$0.33	$0.64	**	$0.01	$(0.66)	$0.67	**

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	21,126	20,840	286	1.4%	21,078	20,796	282	1.4%
Additional dilutive shares related to share-based compensation	395	135	260	**	389	-	389	**
Diluted weighted-average outstanding common shares	21,521	20,975	546	2.6%	21,467	20,796	671	3.2%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$23,678	$19,482	$4,196	21.5%	$12,530	$9,167	$3,363	36.7%
GES:
Spiro	18,101	8,940	9,161	**	22,741	12,677	10,064	79.4%
GES Exhibitions	26,313	17,905	8,408	47.0%	40,588	30,912	9,676	31.3%
Total GES	44,414	26,845	17,569	65.4%	63,329	43,589	19,740	45.3%
Corporate	(3,764)	(3,470)	(294)	(8.5%)	(7,220)	(6,507)	(713)	-11.0%
Consolidated Adjusted EBITDA	$64,328	$42,857	$21,471	50.1%	$68,639	$46,249	$22,390	48.4%

Capitalization Data:
Cash and cash equivalents	$48,981	$53,179	$(4,198)	(7.9%)
Total debt	490,936	477,876	13,060	2.7%
Viad shareholders' equity	37,707	16,487	21,220	**
Non-controlling interests (redeemable and non-redeemable)	88,968	88,216	752	0.9%
Convertible Series A Preferred Stock (Note D):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP

TABLE ONE - NOTES TO QUARTERLY RESULTS (UNAUDITED)

(A) Corporate Activities - The increase in corporate activities is primarily due to increased consulting costs.

(B) Income tax expense – The effective tax rate was 16.3% for the three months ended June 30, 2024, 30.0% for the three months ended June 30, 2023., 63.9% for the six months ended June 30, 2024, and a negative 86.2% for six months ended June 30, 2023. The effective tax rates differed from the 21% federal rate as we do not recognize a tax benefit primarily on losses in the United States where we have a valuation allowance. For the six months ended June 30, 2024, we also recorded a $1.1 million benefit for the release of the valuation allowance recorded on the United Kingdom’s tax loss carryforwards, offset by a $0.5 million expense during the first quarter of 2024 to record estimated withholding taxes associated with repatriating Sky Lagoon’s earnings and a valuation allowance against the tax credit generated from this withholding tax. The effective tax rate for the six months ended June 30, 2023, was further impacted by the release of a valuation allowance of $2.1 million during the first quarter of 2023 on deferred tax assets associated with certain separate state filings, which more than offset taxes due in jurisdictions without a valuation allowance.

(C) Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended June 30,				Six months ended June 30,
(in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Net income (loss) attributable to Viad	$29,311	$10,961	$18,350	**	$4,194	$(9,908)	$14,102	**
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%	(3,900)	(3,900)	-	0.0%
Undistributed income (loss) attributable to Viad	27,361	9,011	18,350	**	294	(13,808)	14,102	**
Less: Allocation to participating securities	(6,569)	(2,186)	(4,383)	**	(71)	-	(71)	**
Net income (loss) allocated to Viad common shareholders (basic)	$20,792	$6,825	$13,967	**	$223	$(13,808)	$14,031	**
Add: Allocation to participating securities	92	11	81	**	1	-	1	**
Net income (loss) allocated to Viad common shareholders (diluted)	$20,884	$6,836	$14,048	**	$224	$(13,808)	$14,032	**

Basic weighted-average outstanding common shares	21,126	20,840	286	1.4%	21,078	20,796	282	1.4%
Additional dilutive shares related to share-based compensation	395	135	260	**	389	-	389	**
Diluted weighted-average outstanding common shares	21,521	20,975	546	2.6%	21,467	20,796	671	3.2%

** Change is greater than +/- 100 percent

(D) Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Adjusted net income (loss):
Net income (loss) attributable to Viad	$29,311	$10,961	$18,350	**	$4,194	$(9,908)	$14,102	**
(Income) loss from discontinued operations attributable to Viad	(900)	143	(1,043)	**	(833)	201	(1,034)	**
Income (loss) from continuing operations attributable to Viad	28,411	11,104	17,307	**	3,361	(9,707)	13,068	**
Gain on sale of ON Services	-	204	(204)	(100.0%)	-	204	(204)	-100.0%
Restructuring charges (recoveries), pre-tax	(825)	192	(1,017)	**	(709)	645	(1,354)	**
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	1,682	465	1,217	**	4,559	1,311	3,248	**
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(93)	(184)	91	49.5%	419	(823)	1,242	**
Tax expense (benefit) on above items	31	60	(29)	(48.3%)	(170)	309	(479)	**
Favorable tax matters	-	-	-	**	-	(2,103)	2,103	-100.0%
Adjusted net income (loss)	$29,206	$11,841	$17,365	**	$7,460	$(10,164)	$17,624	**

Adjusted diluted EPS:
Adjusted net income (loss) (as reconciled above)	$29,206	$11,841	$17,365	**	$7,460	$(10,164)	$17,624	**
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%	(3,900)	(3,900)	-	0.0%
Undistributed adjusted net income (loss) attributable to Viad (Note C)	27,256	9,891	17,365	**	3,560	(14,064)	17,624	**
Less: Allocation to participating securities (Note D)	(6,452)	(2,388)	(4,064)	**	(844)	-	(844)	**
Diluted adjusted net income (loss) allocated to Viad common shareholders	$20,804	$7,503	$13,301	**	$2,716	$(14,064)	$16,780	**
Diluted weighted-average outstanding common shares	21,521	20,975	546	2.6%	21,467	20,796	671	3.2%
Adjusted diluted EPS	$0.97	$0.36	$0.61	**	$0.13	$(0.68)	$0.81	**

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Acquisition integration costs - Pursuit[1]	$-	$-	$-	$30
Transaction-related costs - Pursuit[1]	49	42	52	74
Transaction-related costs - Corporate[2]	1,550	6	2,409	3
Attraction start-up costs[1,3]	20	417	1,960	1,109
Other non-recurring expenses[2,4]	63	-	138	95
Transaction-related and other non-recurring expenses, pre-tax	$1,682	$465	$4,559	$1,311

1 Included in segment operating loss

2 Included in corporate activities

3 Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago.

4 Includes non-capitalizable fees and expenses related to Viad’s shelf registration in 2024 and Viad’s credit facility refinancing efforts in 2023.

(B) Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C) We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of adjusted net income (loss) per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Weighted-average outstanding common shares	21,521	20,975	21,467	20,796
Effect of participating convertible preferred shares (if applicable)	6,674	6,674	6,674	-
Effect of participating non-vested shares (if applicable)	-	-	-	-
Weighted-average shares including effect of participating interests (if applicable)	28,195	27,649	28,141	20,796

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Viad Consolidated:
Revenue	$378,538	$320,311	$58,227	18.2%	$652,035	$581,102	$70,933	12.2%

Net income (loss) attributable to Viad	$29,311	$10,961	$18,350	**	$4,194	$(9,908)	$14,102	**
Net income attributable to noncontrolling interest	1,807	903	904	**	884	505	379	75.0%
Net loss attributable to redeemable noncontrolling interest	(240)	(286)	46	16.1%	(443)	(409)	(34)	-8.3%
(Income) loss from discontinued operations	(900)	143	(1,043)	**	(833)	201	(1,034)	**
Net interest expense	12,585	12,356	229	1.9%	24,430	24,605	(175)	-0.7%
Income tax expense	5,851	5,028	823	16.4%	6,738	4,450	2,288	51.4%
Depreciation and amortization	14,797	12,804	1,993	15.6%	28,117	25,279	2,838	11.2%
Gain on sale of ON Services	-	204	(204)	(100.0%)	-	204	(204)	-100.0%
Restructuring charges (recoveries)	(825)	192	(1,017)	**	(709)	645	(1,354)	**
Other expense, net	442	448	(6)	(1.3%)	880	979	(99)	-10.1%
Start-up costs (A)	20	417	(397)	(95.2%)	1,960	1,109	851	76.7%
Transaction-related costs	1,599	48	1,551	**	2,461	77	2,384	**
Integration costs	-	-	-	**	-	30	(30)	-100.0%
Other non-recurring expenses (B)	63	-	63	**	138	95	43	45.3%
Remeasurement of finance lease obligation (C)	(182)	(361)	179	49.6%	822	(1,613)	2,435	**
Consolidated Adjusted EBITDA	$64,328	$42,857	$21,471	50.1%	$68,639	$46,249	$22,390	48.4%
Adjusted EBITDA attributable to noncontrolling interest	(3,824)	(2,781)	(1,043)	(37.5%)	(5,043)	(3,426)	(1,617)	-47.2%
Consolidated Adjusted EBITDA attributable to Viad	$60,504	$40,076	$20,428	51.0%	$63,596	$42,823	$20,773	48.5%

Consolidated Adjusted EBITDA by Business:
Pursuit	$23,678	$19,482	$4,196	21.5%	$12,530	$9,167	$3,363	36.7%
Total GES	44,414	26,845	17,569	65.4%	63,329	43,589	19,740	45.3%
Total	68,092	46,327	21,765	47.0%	75,859	52,756	23,103	43.8%
Corporate EBITDA (D)	(3,764)	(3,470)	(294)	(8.5%)	(7,220)	(6,507)	(713)	-11.0%
Consolidated Adjusted EBITDA	$64,328	$42,857	$21,471	50.1%	$68,639	$46,249	$22,390	48.4%

Pursuit Adjusted EBITDA:
Revenue	$101,201	$88,474	$12,727	14.4%	$138,432	$121,137	$17,295	14.3%
Cost of services and products	(88,563)	(78,663)	(9,900)	(12.6%)	(149,625)	(130,438)	(19,187)	-14.7%
Segment operating income (loss)	12,638	9,811	2,827	28.8%	(11,193)	(9,301)	(1,892)	-20.3%
Depreciation	9,942	8,279	1,663	20.1%	18,565	16,413	2,152	13.1%
Amortization	1,211	1,294	(83)	(6.4%)	2,324	2,455	(131)	-5.3%
Start-up costs (A)	20	417	(397)	(95.2%)	1,960	1,109	851	76.7%
Transaction-related costs	49	42	7	16.7%	52	74	(22)	-29.7%
Integration costs	-	-	-	**	-	30	(30)	-100.0%
Remeasurement of finance lease obligation (C)	(182)	(361)	179	49.6%	822	(1,613)	2,435	**
Adjusted EBITDA	$23,678	$19,482	$4,196	21.5%	$12,530	$9,167	$3,363	36.7%
Adjusted EBITDA attributable to noncontrolling interest	(3,824)	(2,781)	(1,043)	(37.5%)	(5,043)	(3,426)	(1,617)	-47.2%
Adjusted EBITDA attributable to Viad	$19,854	$16,701	$3,153	18.9%	$7,487	$5,741	$1,746	30.4%
Pursuit Operating margin	12.5%	11.1%		1.4%	-8.1%	-7.7%		-0.4%
Pursuit Adjusted EBITDA margin	23.4%	22.0%		1.4%	9.1%	7.6%		1.5%

Total GES Adjusted EBITDA:
Revenue	$277,337	$231,837	$45,500	19.6%	$513,603	$459,965	$53,638	11.7%
Cost of services and products	(236,538)	(208,204)	(28,334)	(13.6%)	(457,446)	(422,748)	(34,698)	-8.2%
Segment operating income	40,799	23,633	17,166	72.6%	56,157	37,217	18,940	50.9%
Depreciation	2,752	2,240	512	22.9%	5,434	4,418	1,016	23.0%
Amortization	863	972	(109)	(11.2%)	1,738	1,954	(216)	-11.1%
Total GES Adjusted EBITDA	$44,414	$26,845	$17,569	65.4%	$63,329	$43,589	$19,740	45.3%
Total GES Operating margin	14.7%	10.2%		4.5%	10.9%	8.1%		2.8%
Total GES Adjusted EBITDA margin	16.0%	11.6%		4.4%	12.3%	9.5%		2.9%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$18,101	$8,940	$9,161	**	$22,741	$12,677	$10,064	79.4%
GES Exhibitions	26,313	17,905	8,408	47.0%	40,588	30,912	9,676	31.3%
Total GES	$44,414	$26,845	$17,569	65.4%	$63,329	$43,589	$19,740	45.3%

Spiro Revenue	$99,132	$80,368	$18,764	23.3%	$160,380	$140,730	$19,650	14.0%
Spiro Adjusted EBITDA Margin	18.3%	11.1%		7.1%	14.2%	9.0%		5.2%

GES Exhibitions Revenue	$180,977	$154,534	$26,443	17.1%	$356,817	$324,031	$32,786	10.1%
GES Exhibitions Adjusted EBITDA Margin	14.5%	11.6%		3.0%	11.4%	9.5%		1.8%

** Change is greater than +/- 100 percent

(A) Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago.

(B) Includes non-capitalizable fees and expenses related to Viad’s shelf registration in 2024 and Viad’s credit facility refinancing efforts in 2023.

(C) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(D) Corporate Adjusted EBITDA is calculated as Corporate activities expense before depreciation, transaction-related costs and other non-recurring costs included within Corporate activities expense.